EMPLOYMENT AGREEMENT


      THIS AGREEMENT is made this 6th day of November, 2000 by and between INSCI-STATEMENTS.COM, CORP., a Delaware corporation having its principal offices located at Two Westborough Business Park, Westborough, Massachusetts 01581 (the "Company"), and LORI FRANK, an individual residing at 4931 Beach
Street, Prior Lake, Minnesota 55372 (the "Employee").

      WHEREAS, the Company wishes to employ Employee, and Employee wishes to accept such employment subject to the terms and conditions hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual representations, covenants and agreements herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                   ENGAGEMENT AND DUTIES: DEVOTION OF TIME

      1.1 Engagement and Duties. The Company hereby employs Employee for the Term (as defined in Section 3.1) commencing on the date hereof (the "Effective Date"). During the Term, Employee's duties shall include serving as the Company's President and Chief Executive Officer, and as a member of the Company's Board of Directors. In such capacities, Employee shall devote all of her business time, ability and attention to performing the duties and responsibilities associated with such position on behalf of the Company; provided, however, the Company acknowledges that during the six (6) month period commencing on the date hereof, the Employee shall be entitled to devote certain of her time and energies towards her transition from those certain business arrangements to which she is currently committed. Nothing contained herein shall be construed to prohibit the Employee from continuing during the Term to serve as a member of the boards of directors on which she presently sits; provided that Employee agrees that without the prior written consent of the Company, which shall not be unreasonably withheld, she will not agree during the Term to serve as a member of the board of directors or as a manager of any additional companies and under no event during the Term will she serve on the board of directors or as a manager of any company which is a competitor of the Company.

      1.2 Acceptance. Employee hereby accepts such employment and agrees to render the services described above. During the Term, Employee agrees to serve the Company faithfully and to the best of Employee's ability, to devote Employee's full time, energy and skill to such employment (subject to the aforementioned proviso), and to use Employee's best efforts, skill and ability to promote the Company's interest.

                                   ARTICLE II

                                  COMPENSATION

      2.1 Salary. For all services to be rendered hereunder during the twelve
(12) month period immediately following the Effective Date and for each twelve
(12) month period thereafter during the Term, the Company shall pay Employee a salary of Two Hundred Thousand and 00/100 ($200,000) Dollars per annum, payable not less frequently than bi-weekly in accordance with the Company's payroll practices. The compensation paid to Employee pursuant to this Section 2.1 is hereinafter referred to as the "Salary".

      2.2 Bonus. Employee shall be entitled to receive an annual bonus of up to $50,000 upon achieving certain milestones to be determined by the Board of Directors of the Company.

                                   ARTICLE III

            TERM, TERMINATION AND PAYMENT ON TERMINATION

      3.1 Term. Subject to Section 3.2, the term of the Employee's Employment by the Company (the "Term") shall commence on the Effective Date and shall continue for a three (3) year period (the "Expiration Date"). The Term may also be hereinafter referred to as the "Employment Period".

      3.2 Termination. Subject to the provisions of Sections 3.1 and 3.3, Employee's employment, salary and all rights under this Agreement as an employee of the Company shall terminate immediately upon the first to occur of the following events (the "Termination Date"):

            (a)   The death of Employee;

            (b) The Disability of Employee. For purposes of this Agreement, Employee shall be deemed to have suffered a disability ("Disability") if she is unable to substantially perform the duties theretofore performed by her under this Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for not less than one hundred twenty (120) consecutive days. The determination of whether Employee is subject to Disability shall be made by a physician satisfactory to both the Employee and the Company; provided, that if the Employee and the Company do not agree on a physician, the Employee and the Company shall each select a physician and these two physicians together shall select a third physician, whose determination as to Disability shall be binding on all parties;

            (c)   The written resignation by Employee for any reason;

            (d) The termination of Employee's employment by the Company for Cause. "Cause" shall mean the occurrence of any of the following events:

                  (1) Employee's act or acts of dishonesty constituting a felony or misdemeanor involving or resulting or intending to result directly or indirectly in gains or personal enrichment at the expense of the Company or the conviction of a crime involving moral turpitude; or

                  (2) Willful misconduct by Employee or Employee's gross insubordination; or

                  (3)   Habitual alcoholism or substance abuse; or

                  (4) Employee's material failure to perform the duties assigned to her pursuant to this Agreement (other than by reason of death or Disability); or

                  (5) Any other material breach of any of the terms or provisions of this Agreement.

      3.3 Compensation During Disability and Following Termination of Employment. During any period of Disability the Employee shall continue to receive her salary and other benefits provided for herein until the she is terminated in accordance with Section 3.2(b). In the event that Employee's employment with the Company is terminated pursuant to Section 3.2, the Company shall pay to Employee her Salary earned and unpaid as of the Termination Date, as applicable. Such amount(s) shall be paid to Employee, subject to standard required payroll deductions, in accordance with the Company's payroll practices.

      3.3 Severance Payment. In addition to the compensation payable to the Employee pursuant to Section 3.3 immediately above, in the event that Employee's employment with the Company is terminated for any reason other than for Cause, the Company shall pay to the Employee severance pay in lieu of any further compensation for periods subsequent to the date of termination as follows:

            (a) If Employee's employment with the Company is terminated at any time during the first year of her employment with the Company, an amount equal to three (3) months of the Employee's Salary as of the date of termination;

            (b) If Employee's employment with the Company is terminated at any time during the second year of her employment with the Company, an amount equal to six (6) months of the Employee's Salary as of the date of termination; or

            (c) If Employee's employment with the Company is terminated at any time during the third year of her employment with the Company, or at any time thereafter, an amount equal to nine (9) months of the Employee's Salary as of the date of termination.

      Any such severance payment shall be paid to Employee, subject to standard required payroll deductions. During the period that the Employee is entitled to receive severance payments, the Employee shall also continue to be covered under the Company's medical, disability and other health benefit plans.

                                   ARTICLE IV

                                    BENEFITS

      4.1 Business Expenses. The Employee is authorized to incur reasonable expenses in the performance of her duties hereunder in furtherance of the business and affairs of the Company and its Affiliates, and the Company shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by the Employee during the Employment Period, in all cases upon presentation of detailed expense statements and expense reports, receipts, vouchers or such other supporting information as the Company customarily may require.

      4.2 Travel Expenses. The Company shall pay or reimburse the Employee for all reasonable travel related expenses, including, without limitation, expenses incurred by the Employee in connection with traveling to and from the offices of the Company, and expenses incurred by the Employee with respect to transporting her child during the Employment Period, in all cases upon presentation of detailed expense statements and expense reports, receipts, vouchers or such other supporting information as the Company customarily may require.

      4.3 Relocation Expenses. On or about the sixth month anniversary of the date hereof, the Employee covenants and agrees to relocate to the greater Boston, Massachusetts area. The Company covenants and agrees to pay or reimburse the Employee for up to $10,000 of all reasonable relocation expenses incurred by the Employee in connection therewith, in all cases upon presentation of detailed expense statements and expense reports, receipts, vouchers or such other supporting information as the Company customarily may require.

      4.4 Fringe Benefits. The Employee shall, during the Employment Period, be eligible to participate in such pension, profit sharing, life insurance, medical and other employee benefit plans of the Company made available by the Company to its key executive employees, and which may be in effect from time to time, to the extent she is eligible under the terms of such plans, on the same basis as other key executive employees of the Company; provided, however, that the allocation of benefits under any plan which provides that allocation thereunder shall be in the discretion of the Board of Directors of the Company shall be determined from time to time by such Board of Directors.

      4.5 Vacation. During the Term, Employee shall be entitled to a total of four (4) weeks paid vacation per year (exclusive of the Company's paid holidays and sick leave taken pursuant to the Company's policy), such vacation period or periods to be taken at such time as Employee shall in her discretion determine upon consultation with and approval of the Company. Any unused vacation days may not be carried over from one year to the next.

      4.6 Automobile Allowance. During the Term, Employee shall be entitled to an automobile allowance of $750 per month for the lease of an automobile and other automobile expenses.

      4.7   Option to Purchase Shares of the Company's Common Stock.
            (a) Prior to November 30, 2000, the Board of Directors shall grant to the Employee incentive stock options (the "Options") to acquire up to Eight Hundred and Twenty Five Thousand (825,000) shares of the common stock of the Company (the "Option Shares") according to the following vesting schedule:

            Cumulative Percent of
            Option Exercisable            Vesting Date
            ------------------            ------------

                  25% From the date hereof (the "Grant Date") to and including the first anniversary of the Grant Date

                  50% From the first anniversary of the Grant Date to and including the second anniversary of the Grant Date

                  75% From the second anniversary of the Grant Date to and including the third anniversary of the Grant Date

                  100%                    On the third anniversary of the
                                          Grant Date

      Notwithstanding the foregoing, the within vesting of the Option Shares shall accelerate, and all Option Shares shall immediately vest and be exercisable upon the happening of a Change in Control Event. For purposes of this Agreement, a Change in Control Event shall mean the occurrence during the Term of any of the following events:

                        (i) An acquisition (other than directly from the
                  Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"),
                  (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

                        (ii) The individuals who, as of the date of this
                  Agreement are members of the Board (the "Incumbent Board") cease for any reason to constitute at least one-half of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least one-half of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                        (iii) Approval by stockholders of the Company of:

                              (A) A merger, consolidation or reorganization involving the Company, unless:

                                          (1)   the stockholders of the Company,
                                                immediately before such merger,
                                                consolidation or reorganization,
                                                own, directly or indirectly,
                                                immediately following such
                                                merger, consolidation or
                                                reorganization, at least
                                                two-thirds of the combined
                                                voting power of the outstanding
                                                voting securities of the
                                                corporation resulting from such
                                                merger or consolidation or
                                                reorganization (the "Surviving
                                                Corporation") in substantially
                                                the same proportion as their
                                                ownership of the Voting
                                                Securities immediately before
                                                such merger, consolidation or
                                                reorganization, and

                                          (2)   the individuals who were members
                                                of the Incumbent Board
                                                immediately prior to the
                                                execution of the agreement
                                                providing for such merger,
                                                consolidation or reorganization
                                                constitute at least one-half of
                                                the members of the board of
                                                directors of the Surviving
                                                Corporation.

                                    (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction").

                              (B) A complete liquidation or dissolution fo the Company; or

                              (C)   An agreement for the sale or other
                                    disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

                        (iv) Notwithstanding anything contained in this
                  Agreement to the contrary, if the Employee's employment is terminated prior to a Change in Control and the Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Employee shall mean the date immediately prior to the date of such termination of the Employee's employment.

                        (v) Notwithstanding the foregoing, a Change in Control
                  shall not be deemed to have occurred pursuant to any of the investments or transactions contemplated by that certain proposal letter dated October 31, 2000 sent on behalf of Selway Partners, LLC and CIP Capital, L.P. to the Company, as amended.

            (b) The exercise price for the Options shall be based on the fair market value of the shares of common stock of the Company at the time of grant.

            (c) To the extent that the Company's existing incentive stock option plan does not contain provisions providing for the granting of the Options as contemplated by this Section 4.7, as promptly as practicable, the Company shall amend its existing incentive stock option plan or adopt a new incentive stock option plan to permit the granting of the Options, and shall seek shareholder approval of such amendment or plan.

                                    ARTICLE V

                  ACTIVITIES DURING AND FOLLOWING EMPLOYMENT

      5.1 Restrictive Covenants. Employee acknowledges and agrees that (i) as an Employee of the Company she has and shall possess and learn valuable trade secrets and other proprietary information relating to the Company's business,
(ii) Employee's services to the Company are unique in nature, (iii) the Company's business is national in scope and (iv) the Company would be irreparably damaged if the Employee were to provide services to any person or entity in violation of the restrictions contained in this Agreement. Accordingly, as an inducement for the Company to enter into this Agreement, the Employee agrees that during the period that she is employed by the Company and for a period of one (1) year thereafter (such period being referred to herein as the "Restricted Period"), Employee shall not, directly or indirectly, either for herself or for any other person or entity:

            (a) anywhere in the United States of America engage or participate in, or assist, advise or be connected with (including as an employee, owner, partner, shareholder, member, officer, director, advisor, consultant, agent or (without limitation by the specific enumeration of the foregoing) otherwise), or permit her name to be used by or render services for, any person or entity engaged in a Competing Business (as herein defined); provided, however, that nothing in this Agreement shall prevent Employee from acquiring or owning, as a passive investment, up to five percent (5%) of the outstanding voting securities of an entity engaged in a Competing Business (as hereinafter defined) which are publicly traded in any recognized securities markets;

            (b) take any action in connection with a Competing Business which might divert from the Company or any of its Affiliates any opportunity which would be (at the time of such action) within the scope of the Company's or any such Affiliate's business;

            (c) solicit or attempt to induce any person or entity who is or has been a customer of the Company at any time during (i) the Employment Period or
(ii) the Restricted Period, to purchase Competing Products (as herein defined) from any person or entity (other than the Company);

            (d) solicit or attempt to induce any person or entity who is or has been a customer, supplier, licensor, licensee or other business relation of the Company at any time during (i) the Employment Period or (ii) during the Restricted Period, to cease doing business with the Company;

            (e) take any actions which are calculated to persuade any person or entity who is a director, officer or agent of the Company or any of its Affiliates to terminate their association with the Company or such Affiliates; or


            (f) solicit or hire any person or entity who is or was a director, officer, employee or agent of the Company or any of its Affiliates to perform services for any entity other than the Company and its Affiliates.

      As used herein, a "Competing Business" shall mean a business which engages, in whole or in part, in the business of developing and marketing and supporting computer software and products that are competitive with, are similar to, may be used as substitutes for, or may detract from any products designed, distributed, marketed or sold by the Company or that are under development by the Company at the termination of the Employment Period. As used herein, the products and services, subject to the foregoing provisions of this Section 5.1, are collectively referred to herein as "Competing Products".

      5.2 Non-Disclosure of Confidential Information. Employee recognizes that she possesses and will possess Confidential Information (as herein defined). Accordingly, as an additional inducement for the Company to enter into this Agreement, Employee covenants and agrees that:

            (a) during her employment with the Company, except in the performance of her duties hereunder, and at all times until the first (1st) anniversary of the termination or expiration of her Employment with the Company, Employee shall hold in strictest confidence and shall not, other than as required by law, without the prior written consent of the Company, use for her own benefit or that of any third party or disclose to any person, firm or corporation, except the Company, any of its Affiliates, or any employees of the Company or its Affiliates, any Confidential Information. For purposes of this Agreement, and intending that the term shall be broadly construed to include anything protectable by the Company as a trade secret under applicable law, "Confidential Information" shall mean and include all information, and all documents and other tangible items which record information, relating to the development and marketing by the Company of products and/or services from time to time, which at the time or times concerned are protectable by the Company as a trade secret under applicable law, which are not generally known to the Company's competitors and which have been or are from time to time disclosed to or known by Employee, including, without limitation, the following especially sensitive types of information relating to the development and marketing of the Company's products and services;

                  (i) any and all versions of the Company's proprietary computer software (including source code and object code), hardware, firmware and documentation;

                  (ii) technical information concerning the Company's products and services, including product data and specifications, diagrams, flow charts, drawings, test results, know-how, processes, inventions, research projects and product development;

                  (iii) information concerning the Company's business, including cost information, profits, sales information, accounting and unpublished financial information, business plans, markets and marketing methods, customer lists and customer information, purchasing techniques, supplier lists and supplier information and advertising strategies;

                  (iv) information concerning the Company's employees, including their salaries, strengths, weaknesses and skills;

                  (v) information submitted by the Company's customers,
            suppliers, employees, consultants or co-venturers with the Company for study, evaluation or use;

                  (vi) any other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the Company's business;

provided, however, that Confidential Information shall not be deemed to include any of the foregoing which (A) is or becomes generally available to the public other than as a result of Employee's fault or the fault of any other person known by the Employee to be bound by a duty (contractual or otherwise) of confidentiality to the Company or its Affiliates (or, if applicable, any successors or assigns); or (B) is required by law or court order or subpoena to be disclosed by the Employee, provided that the Employee gives the Company prompt advance written notice of such requirement and cooperates with any attempt by the Company to eliminate, limit or reduce such requirement so as to minimize disclosure.

            (b) Employee (or if Employee is deceased, her personal representative) shall promptly following a request therefor from the Company, return to the Company, without retaining copies, all tangible items which are or which contain Confidential Information and Employee shall also return all equipment, files, software programs and other personal property belonging to the Company; and

            (c) at the reasonable request of the Company made at any time or from time to time hereafter, Employee (or if Employee is deceased, her personal representative) shall make, execute and deliver all applications, papers, assignments, conveyances, instruments or other documents and shall perform or cause to be performed such other lawful acts as the Company may reasonably deem necessary to implement any of the provisions of this Agreement, and shall give testimony and cooperate with the Company, its Affiliates or its representatives in any controversy or legal proceedings involving the Company, its Affiliates or its representatives with respect to any Confidential Information.

      As used herein, an "Affiliate" shall mean and include any person or entity which controls a party, which such party controls or which is under common control with such party, and which is engaged in any business similar to that of the Company. "Control" means the power, direct or indirect, to direct or cause the direction of the management and policies of a person or entity through voting securities, contract or otherwise.

      5.3 Injunctive Relief. Notwithstanding the provisions of Section 6.1, Employee acknowledges and agrees that in the event of a breach or threatened breach of any of the foregoing provisions of Sections 5.1 and 5.2, the Company shall have no adequate remedy at law and shall therefore be entitled upon notice to Employee (provided giving of such notice shall not entitle Employee to delay any proceedings to enforce the foregoing provisions) to enforce each such provisions of Sections 5.1 and 5.2 by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other remedies which may be available at law or in equity to the Company. Employee and the Company agree that the Superior Court in and for the County of New York, State of New York, United States of America or the United States District Court for the Southern District of New York are courts of competent jurisdiction and Employee and the Company each consent to the personal jurisdiction of those courts for purposes of such an action or proceeding instituted to obtain equitable relief or monetary damages relating to the provisions of Sections 5.1 and 5.2 and in connection therewith Employee and the Company agree that process in any action may be served upon Employee and the Company, as the case may be, and shall be deemed to be complete when the same is delivered to Employee (by personal service or by such method as may be ordered by a court) or the Company, as the case may be, in the same manner as notices are required to be given pursuant to the provisions of this Agreement.

                                   ARTICLE VI

      ARBITRATION

      6.1 Except as specifically set forth in Section 5.3, the parties will first attempt to settle each and every dispute, controversy or claim, whether based in contract, tort, statute, fraud, misrepresentation or any other legal theory, arising out of or relating to this Agreement ("Dispute(s)"), through good faith negotiations. Any Dispute not thus resolved within thirty (30) days or such other period as the parties shall mutually agree in writing, shall be then settled by final and binding arbitration conducted at a mutually agreed location in Boston, Massachusetts by one neutral arbitrator, in accordance with this Section and the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear its own expenses and the parties shall equally share the filing and other administrative fees of the AAA and the expenses of the arbitrator. Judgment upon an award may be entered in any Court having competent jurisdiction. The arbitrator shall not have the power to award any consequential or punitive damages. The arbitrator shall have the power to order prehearing discovery of documents or the taking of depositions, and may compel attendance of witnesses and the production of documents at the hearing. The arbitrability of any Dispute, including those as to the enforceability of this Section, shall be determined solely by the arbitrator. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 16, shall govern the interpretation and enforcement of this Section 6.1. Any party may seek a temporary injunction in any court of competent jurisdiction to the limited extent necessary to preserve the status quo during the pendency of final resolution of a Dispute in accordance with this Section. The statute(s) of limitation applicable to any Dispute shall be tolled upon initiation of the Dispute resolution procedures under this Section and shall remain tolled until the Dispute is resolved under this Section. However, tolling shall cease if the aggrieved party does not file a demand for arbitration of the Dispute with the AAA within sixty (60) calendar days after good faith negotiations have been terminated by either party.

                                   ARTICLE VII

      MISCELLANEOUS

      7.1 Notices. All notices, requests, demands and other communications (collectively, a "Notice") given or made pursuant to this Agreement shall be in writing and shall be given by personal delivery facsimile (with written confirmation of receipt) or by registered or certified mail, return receipt requested, postage and fees prepaid, to the following addresses:

            (a)   If to the Company, addressed to:

                  insci-statements.com, corp.
                  Two Westborough Business Park
                  Westborough, Massachusetts 01581
                      Attn: Chairman Compensation Committee


            (b) If to Employee, to:

                  Ms. Lori Frank
                  4931 Beach Street
                  Prior Lake, Minnesota 55372


Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given five days after the date of deposit in the United States mail, unless sooner received. Any of the parties to this Agreement may from time to time change its address for receiving Notices by giving written notice thereof in the manner set forth above.

      7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, and the terms hereof may be enforced in any court of competent jurisdiction in action for specific performance which may be instituted under this Agreement.

      7.3 Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      7.4 Captions. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions or interpretation of this Agreement.

      7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      7.6 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives.

      7.7 Waiver. Waiver by either of the parties of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereof.

      7.8 Amendment. This Agreement may be amended, modified, superseded or cancelled, in whole or in part, only by a written instrument executed by Employee and by an authorized representative of the Company.

      IN WITNESS WHEREOF, this Agreement has been made and entered into as of the date and year first above written.


insci-statements.com, corp.


By: s\Francis X Murphy        s\ Lori Frank
    ------------------        -------------